                                                                 Exhibit 7(a)(2)


                             STOCK OPTION AGREEMENT

                                 by and between

                                 TSX CORPORATION

                                       and

                                  TCI TSX, INC.



               Granting Preemptive Rights Stock Options on Account
                     of Stock Options to William H. Lambert





                          Dated as of October 12, 1994

                                Table of Contents


1.    Grant of Option........................................................2

2.    Exercise of Option.....................................................2
      2.1   Method of Exercise...............................................2
      2.2   Payment of Exercise Price........................................2
      2.3   Fair Market Value................................................2

3.    Option Term............................................................3

4.    Non-Transferability....................................................3

5.    Representations, Warranties and Covenants of the Company...............3
      5.1   Organization, Good Standing, Authority and Approval..............3
      5.2   Authorization of Shares of Option Stock..........................3
      5.3   Company's Obligations............................................3

6.    Representations, Warranties and Covenants of Optionee..................4
      6.1   Organization, Good Standing, Authority and Approval..............4
      6.2   Acquisition for Own Account......................................4

7.    Conditions To Issuance of Shares.......................................4

8.    Transfer Restrictions; Legend on Certificate...........................4

9.    Registration Rights....................................................5

10.   Adjustments Upon Changes in Capitalization.............................5

11.   The Optionee's Rights as Shareholder...................................6

12.   Applicability of Section 16(b) of the 1934 Act.........................6

13.   General................................................................6
      13.1  Entire Agreement.................................................6
      13.2  Waiver...........................................................6
      13.3  Notices..........................................................6
      13.4  Specific Performance.............................................7
      13.5  Survival of Representations and Warranties.......................7
      13.6  Amendments.......................................................7
      13.7  Certain Rules of Construction....................................7
      13.8  Benefits of Agreement............................................8
      13.9  Attorneys' Fees..................................................8
      13.10 Counterparts.....................................................8

                             STOCK OPTION AGREEMENT

             GRANTING PREEMPTIVE RIGHTS STOCK OPTIONS ON ACCOUNT
                OF STOCK OPTIONS GRANTED TO WILLIAM H. LAMBERT

      STOCK OPTION AGREEMENT (this "Agreement") dated as of October 12, 1994, by and between TSX Corporation, a Nevada corporation with its principal office at 5-D Butterfield Trail, El Paso, Texas 79906 (the "Company") and TCI TSX, Inc., a Colorado corporation with its principal office at Terrain Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000 (the "Optionee").

                              PRELIMINARY STATEMENT

      (A) The Optionee is an indirect wholly owned subsidiary of TCI Communications, Inc. (formerly known as Tele-Communications, Inc.), a Delaware corporation ('TCIC").

      (B) The Company and TCIC are parties to an Investment Agreement dated as of March 14, 1994 (the "Investment Agreement") pursuant to which TCIC purchased 2,109,000 shares of TSX Common Stock, par value $.01 per share (the "Common Stock"). Contemporaneously therewith, the Company and TCIC entered into a Registration Rights Agreement dated as of March 14, 1994 (the "Registration Rights Agreement") affording TCIC certain registration rights with respect to such shares and any additional shares of Common Stock held by TCIC from time to time during the term thereof.

      (C) Section 4.04 of the Investment Agreement granted certain preemptive rights to TCIC with respect to the issuance by the Company of, among other things, any Additional Common Shares (as defined in the Investment Agreement) or options to subscribe for or to purchase Additional Common Shares.

      (D) The Company entered into a Stock Option Agreement dated as of March 14, 1994 (approved by stockholders on September 21, 1994) with William H. Lambert, the President, Chief Executive Officer and Chairman of the Board of the Company, granting options to purchase 200,000 shares of Common Stock at a price of $6.00 per share. In accordance with Section 4.04 of the Investment Agreement, by virtue of the grant of such options, TCIC is entitled to preemptive rights to options to purchase 143,407 shares of Common Stock at a price of $6.00 per share.

      (E) Upon receipt by TCIC from the Company of notice, pursuant to Section
4.04 of the Investment Agreement, of the grant of the options to William H. Lambert, TCIC by letter dated October 12, 1994 notified the Company of its intention to acquire options in accordance with its preemptive rights under
Section 4.04 of the Investment Agreement and instructed the Company to issue such options to the Optionee. Accordingly, the parties have entered into this Agreement for the purpose of granting to the Optionee the options to purchase Common Stock in accordance with such preemptive rights.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereby agree as follows:

            1.1   GRANT OF OPTION.

      The Company hereby grants to the Optionee, on the terms and conditions hereinafter provided, the option (the "Option") to purchase one hundred forty three thousand four hundred seven (143,407) shares of Common Stock (the "Option Stock") at a purchase price of $6.00 per share (the "Exercise Price").

2.    EXERCISE OF OPTION.

            2.1   METHOD OF EXERCISE.

      The Option shall be exercisable, in whole or in part, by written notice, delivered in person or by certified mail to the Secretary of the Company, which shall:

            (1) state the election to exercise the Option, the number of shares in respect of which it is being exercised and the name(s) in which the certificate for such shares is to be registered; and

            (2) be signed by the Optionee, or if the Option is being exercised by any party other than the Optionee in compliance with Section 4 hereof, be signed by such permitted transferee.

            2.2   PAYMENT OF EXERCISE PRICE.

      The Optionee shall, together with the notice required by Section 2.1, tender, in cash or by certified or bank cashier's check, or by shares of Common Stock of the Company valued at Fair Market Value as of the date of tender, or combination of cash and shares of Common Stock, payment in full to the Company at its principal office of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.

            2.3   FAIR MARKET VALUE.

      For purposes of this Agreement, "Fair Market Value" of the Common Stock shall be calculated, on a per share basis, based upon either (i) the average of the closing prices of a share of Common Stock on the American Stock Exchange ("AMEX") on the five AMEX trading days immediately preceding the date of exercise, (ii) if the Common Stock is not listed or admitted for trading on the AMEX, the average of the closing prices of a share of Common Stock on the principal national securities exchange on with the Common Stock is listed or admitted for trading on the five exchange trading days immediately preceding the date of exercise, or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the highest closing bid and ask prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the five NASDAQ trading days immediately preceding date of exercise.

3.    OPTION TERM.

      The Option shall be exercisable by the Optionee in whole or in part at any time or times for a period commencing on the date hereof and expiring at the close of business on March 14, 2004.

4.    NON-TRANSFERABILITY.

      The Option granted hereby may not be transferred by the Optionee other than to a corporation, partnership or other entity controlling, controlled by or under common control with TCIC (collectively, the "TCIC Affiliates").

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      The Company represents and warrants to and agrees with Optionee as follows:

            5.1   ORGANIZATION, GOOD STANDING, AUTHORITY AND APPROVAL.

      The Company is duly organized as a corporation and is validly existing and in good standing under the laws of Nevada. The Company has the corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement (including the issuance of the shares of Option Stock) have been duly authorized and approved by all necessary corporate action of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms. This Agreement and its execution and delivery by the Company do not, and the consummation of the transaction contemplated by this Agreement and the issuance of the shares of Option Stock will not, constitute a violation of or a default (whether with notice or the lapse of time or both) under the Articles of Incorporation or Bylaws of the Company, any law to which the Company is subject, any provision of any agreement, instrument, order, judgment or decree to which the Company is a party or to which the Company or any of its assets is subject, or any rule of, or any provision of the Company's Listing Agreement with, the American Stock Exchange.

            5.2   AUTHORIZATION OF SHARES OF OPTION STOCK.

      Upon delivery of stock certificates by the Company and receipt by the Company of the full amount of the Exercise Price therefor, the shares of Option Stock, when issued and delivered in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable outstanding shares of Common Stock of the Company.

            5.3   COMPANY'S OBLIGATIONS.

      The Company shall (1) at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, (2) pay all original issue and transfer taxes with respect to the issue and transfer to the Optionee of shares of Option Stock pursuant to the Option and all other fees and expenses necessarily incurred by the Company in connection therewith, and (3) from time to time use its best efforts to comply with all laws and regulations which shall be applicable thereto.

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE.

      Optionee represents and warrants to and agrees with the Company as follows:

            6.1   ORGANIZATION, GOOD STANDING, AUTHORITY AND APPROVAL.

      Optionee is duly organized as a corporation and is validly existing and in good standing under the laws of Delaware. Optionee has the corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by Optionee and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary corporate action of Optionee, and this Agreement is a valid and binding obligation of Optionee.

            6.2   ACQUISITION FOR OWN ACCOUNT.

      The shares of Option Stock to be issued and delivered to the Optionee pursuant to this Option (unless such shares have first been registered under the Securities Act of 1933, as amended (the "1933 Act")) shall be acquired by the Optionee for investment for the Optionee's own account and not with a view to, or for, sale or other distribution thereof, and that the Optionee has no present intention to sell or otherwise distribute any shares of Option Stock to be issued or delivered to the Optionee pursuant to this Option, except in a manner which will not violate the provisions of any applicable federal or state securities laws, rules or regulations.

7.    CONDITIONS TO ISSUANCE OF SHARES.

      If at the time of exercise of an Option, there does not exist either (a) an effective registration statement under the 1933 Act, with respect to the shares of Option Stock subject to the Option, (b) an opinion of counsel, satisfactory to the Company, to the effect that such registration is not required under one or more of the exemptions provided under the 1933 Act, or (c) a "no action" letter, with respect to the proposed issuance of such shares, issued by the staff of the Securities and Exchange Commission and delivered to the Company, then such shares of Option Stock may only be issued with an appropriate restrictive legend in accordance with Section 8 hereof.

8.    TRANSFER RESTRICTIONS; LEGEND ON CERTIFICATE.
      The Optionee acknowledges that the Option Stock must be held indefinitely unless registered under the 1933 Act and the securities laws of every jurisdiction applicable to such resale or unless exemptions from such registration requirements are available. The Company will be entitled to place conspicuously upon each certificate representing shares of Option Stock a legend as required by Article 15 of the Articles of Incorporation of the Company and a legend substantially in the following form:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE

      SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE HOLDER'S COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

      Notwithstanding the foregoing, the Optionee may transfer the shares of Option Stock to any TCIC Affiliate.

9.    REGISTRATION RIGHTS.

      The provisions of the Registration Rights Agreement shall be applicable to the shares of the Option Stock, and the Optionee shall be entitled to exercise all of the rights granted to TCIC under the Registration Rights Agreement with respect to the shares of Option Stock.

10.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

      The Exercise Price and the number or kind of shares subject to the Option are subject to adjustment in case the Company should at any time issue additional shares of its Common Stock as a stock dividend, or in case the shares of its Common Stock should at any time be subdivided into a greater number of shares, or in case the outstanding shares of its Common Stock should be combined by reclassification or otherwise into a lesser number of shares, or in case the Company shall merge, consolidate with or into another corporation or entity, or another corporation or entity merges into the Company, or in the case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of a capital reorganization or recapitalization not involving a merger, consolidation or sale or transfer of all or substantially all of the assets of the Company. The adjustment will entitle the Optionee to receive, for the same aggregate Exercise Price, in lieu of securities receivable upon the exercise of any part of the Option prior to any such dividend, subdivision, reclassification, combination, sale, transfer or reorganization, the securities to which the Optionee would have been entitled if the Optionee had exercised any part of the Option immediately prior to the record date or effective date of the stock dividend, subdivision, reclassification, combination, sale, transfer or reorganization. Neither the issuance of stock for consideration, the issuance of stock on the exercise of stock rights, options or warrants, nor the issuance of stock on the conversion of a debenture or of a share of capital stock shall be considered a change in the Company's capital structure.

      No fractional shares of Option Stock shall be issued upon any exercise of the Option following an adjustment made pursuant to this Section 10, and the aggregate Exercise Price paid shall be appropriately adjusted on account of any fractional share not issued upon such an exercise.

11.   THE OPTIONEE'S RIGHTS AS SHAREHOLDER.

      The Optionee shall have no rights as a shareholder with respect to any shares of Option Stock until the date of the exercise of the Option and the issuance of the shares of Option Stock and then only to the extent that there has been issued one or more certificates for such shares of Option Stock to said the Optionee upon the due exercise in whole or in part of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date precedes the date such stock certificates are issued.

12.   APPLICABILITY OF SECTION 16(B) OF THE 1934 ACT.

      The grant of the Option may, under Section 16 of the 1934 Act, be considered a "purchase" of an equity security subject to the "short-swing" profit rules of Section 16(b). The Optionee is urged to consult its legal advisor regarding the applicability of Section 16 to its transactions in equity securities of the Company, including the granting to the Optionee of the Option. In this connection, the Optionee agrees not to sell, during the six month period immediately following the date of this Agreement, any shares of Option Stock which may be acquired during such period upon exercise of the Option.

13.   GENERAL.

            13.1  ENTIRE AGREEMENT.

      This Agreement, subject to the matters contained in the Preliminary Statement, contains all of the agreements and understandings between the parties hereto, and no oral agreements or written correspondence shall be held to affect the provisions hereof.

            13.2  WAIVER.

      No waiver by any party hereto of any breach of any covenant, condition or agreement hereof on the part of the parties hereto to be kept and performed shall be considered to constitute a waiver of any other covenant, condition or provision, or of any subsequent breach thereof.

            13.3  NOTICES.

      Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered to the address of the party specified below (including delivery by courier), (ii) on the fifth day after mailing if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, postage prepaid, or (iii) on the date of transmission if sent by facsimile transmission to the facsimile number given below and if telephonic confirmation of receipt is obtained promptly after completion of transmission, as follows:

If to Optionee:                      c/o Tele-Communications, Inc.
                                     5619 DTC Parkway
                                     Englewood, Colorado 80111

                                     Attn: Bernard W. Schotters, II

                                     Facsimile: (303) 488-3200

With a copy similarly addressed:     Attn:  Legal Department

If to the Company:                   TSX Corporation
                                     5-D Butterfield Trail
                                     El Paso, Texas 79906
                                     Attn:  Harold C. Tamburro

                                     Facsimile: (915) 778-9929

With a copy to:                      Kemp, Smith, Duncan & Hammond, P.C.
                                     2000 State National Plaza
                                     El Paso, Texas 79901-1441
                                     Attn:  Tad R. Smith

                                     Facsimile: (915) 546-5360

Either party may from time to time change its address or facsimile number for the purpose of notices to that party by a similar notice specifying a new address or facsimile number, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

            13.4  SPECIFIC PERFORMANCE.

      The parties acknowledge that there will be no adequate remedy at law for a violation by the Company of its obligations set forth in this Agreement and its obligations to issue and sell the shares of Option Stock pursuant to this Agreement and that, in addition to any other remedies which may be available to Optionee for a violation of those obligations, those obligations will be specifically enforceable by Optionee in accordance with their terms.

            13.5  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties set forth in this Agreement will survive the Closing.

            13.6  AMENDMENTS.

      This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement thereof is sought.

            13.7  CERTAIN RULES OF CONSTRUCTION.

      This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of Texas. In the event any court of competent jurisdiction shall declare any portion of this Agreement to be invalid, the remainder of this Agreement shall not be invalidated thereby, but shall remain in full force and effect. The captions in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretations of the text of this Agreement. Where the context requires, words in the singular shall be deemed to include the plural and vice versa.

            13.8  BENEFITS OF AGREEMENT.

      Subject to the provisions of Section 4, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any of the right or obligations of a party hereunder may be assigned without the consent of the other party, provided that the Optionee may assign its rights and delegate its obligations to any TCIC Affiliate.

            13.9  ATTORNEYS' FEES.

      In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

            13.10 COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

      IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement.

                               TSX CORPORATION


                               By:
                                    -----------------------------------
                                    Harold C. Tamburro
                                    Vice President and
                                    Chief Financial Officer


                               TCI TSX, INC.


                               By:
                                    -----------------------------------
                                    Bernard W. Schotters, II
                                    Senior Vice President and Treasurer